PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To the Prospectus Supplement and Prospectus dated                Rule 424(b)(3)
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   1994


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $357,300,000        Original Issue Date:  July 24, 2000

CUSIP Number:      59018Y AJ0          Stated Maturity Date: July 24, 2002

Interest Calculation:                  Day Count Convention:

[x] Regular Floating Rate Note         [x] Actual/360
[ ] Inverse Floating Rate Note         [ ] 30/360
    (Fixed Interest Rate):             [ ] Actual/Actual


Interest Rate Basis:

[x] LIBOR                              [ ] Commercial Paper Rate
[ ] CMT Rate                           [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                         [ ] CD Rate
[ ] Federal Funds Rate                 [ ] Other (see attached)
[ ] Treasury Rate

Designated CMT Page:                   Designated LIBOR Page:
    CMT Telerate Page:                     LIBOR Telerate Page:
    CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:        Three Month     Minimum Interest Rate:   Not Applicable

Spread:                0.1500%         Maximum Interest Rate:   Not Applicable

Initial Interest Rate: TBD             Spread Multiplier:       Not Applicable



Interest Reset Dates:   Quarterly, on the 24th of January, April, July and
                        October, commencing October 24, 2000, subject to following business day convention.

Interest Payment Dates: Quarterly, on the 24th of January, April, July and
                        October, commencing October 24, 2000, subject to following business day convention.

Repayment at the
Option of the Holder:   The Notes  cannot be  repaid  prior to the  Stated
                        Maturity Date.

Redemption at the
Option of the Company:  The Notes  cannot be redeemed  prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  July 19, 2000